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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



PARENT
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Haywood Bancshares, Inc.



                                                  PERCENTAGE   STATE OF
SUBSIDIARIES (1)                                    OWNED    INCORPORATION
----------------                                  ---------- -------------

Haywood Savings Bank, Inc., SSB                      100%    North Carolina



SUBSIDIARIES OF HAYWOOD SAVINGS BANK, INC., SSB
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Great Smokies Financial Corporation                  100%    North Carolina

Great Smokies Insurance Agency, Inc.(1)              100%    North Carolina


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(1)  Wholly owned subsidiary of Great Smokies Financial Corporation.